Exhibit 99.1

NEWS RELEASE

Contacts: Bob Halliday
Executive Vice President and
Chief Financial Officer
978.282.7597
or
Tom Baker
Vice President, Finance
978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal 2010 Second Quarter Results

GLOUCESTER, MA, April 29, 2010 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2010 second quarter ended April 2, 2010.

Revenue for the second quarter of fiscal year 2010 totaled $204.0 million, compared to revenue of $63.8 million for the same period a year ago. Varian Semiconductor recorded net income of $38.6 million, or $0.51 per diluted share during the second quarter of fiscal year 2010, compared to a net loss of $19.6 million, or $0.27 per diluted share for the same period a year ago.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “Recently released third party market share data reports that Varian Semiconductor increased its overall market share by greater than ten percentage points in 2009. Varian Semiconductor gained market share in every segment of the ion implant market. Our share gains reflect the innovation and value that we bring to our current customer base. Those same benefits and core competencies project very well to new customers and markets. We remain optimistic about overall business conditions and our emerging opportunities. Those opportunities are much closer today because of our sustained investments last year and the extraordinary efforts of our employees.”

Bob Halliday, chief financial officer, provided forward guidance for the third quarter of fiscal year 2010, “Our second quarter revenues of $204.0 million exceeded our guidance of $186.0 to $196.0 million as we aggressively ramped our efforts to meet customer delivery requirements. Third quarter revenue is expected to be between $220.0 and $230.0 million and earnings per diluted share are anticipated to range from $0.55 to $0.60.”

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 12 times over the last 13 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

VSEA Announces FY 2010 Q2 Results	Page 2	April 29, 2010

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning Varian Semiconductor’s guidance for third quarter fiscal 2010 revenue, earnings per diluted share, market share, expected product plans, financial performance, market conditions, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2010 Q2 Results	Page 3	April 29, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 2, 2010	April 3, 2009	April 2, 2010	April 3, 2009
Revenue
Product	$191,282	$48,958	$318,743	$140,986
Service	12,675	14,796	26,482	30,209

Total revenue	203,957	63,754	345,225	171,195

Cost of revenue	104,117	42,493	176,698	110,031

Gross profit	99,840	21,261	168,527	61,164

Operating expenses
Research, development and engineering	24,346	18,990	46,074	41,070
Marketing, general and administrative	31,950	24,090	58,053	50,850
Restructuring	—	2,051	—	8,300

Total operating expenses	56,296	45,131	104,127	100,220

Operating income (loss)	43,544	(23,870)	64,400	(39,056)

Interest income, net	902	754	1,767	2,469
Other expense, net	(460)	(445)	(964)	(527)

Income (loss) before income taxes	43,986	(23,561)	65,203	(37,114)
Provision for (benefit from) income taxes	5,393	(3,937)	9,988	(3,932)

Net income (loss)	$38,593	$(19,624)	$55,215	$(33,182)

Weighted average shares outstanding – basic	74,407	73,054	74,053	72,885
Weighted average shares outstanding – diluted	75,331	73,054	75,048	72,885

Net income (loss) per share – basic	$0.52	$(0.27)	$0.75	$(0.46)
Net income (loss) per share – diluted	$0.51	$(0.27)	$0.74	$(0.46)

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VSEA Announces FY 2010 Q2 Results	Page 4	April 29, 2010

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 2, 2010	October 2, 2009
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$242,148	$192,148
Short-term investments	50,811	44,043
Accounts receivable, net	141,231	115,002
Inventories	128,387	100,764
Deferred income taxes	19,005	19,601
Other current assets	20,945	22,188

Total current assets	602,527	493,746

Long-term investments	108,521	86,439
Property, plant and equipment, net	70,003	65,785
Long-term deferred income taxes	7,031	5,325
Other assets	15,002	14,944

Total assets	$803,084	$666,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$639	$610
Accounts payable	52,947	26,449
Accrued expenses	32,910	22,812
Income taxes payable	3,118	1,820
Product warranty	5,688	3,943
Deferred revenue	36,135	27,098

Total current liabilities	131,437	82,732

Long-term accrued expenses and other long-term liabilities	73,551	66,285
Long-term debt	1,266	1,592

Total liabilities	206,254	150,609

Stockholders’ equity
Common stock	954	945
Capital in excess of par value	637,763	612,930
Less: Cost of treasury stock	(714,877)	(714,877)
Retained earnings	671,266	616,051
Accumulated other comprehensive income	1,724	581

Total stockholders’ equity	596,830	515,630

Total liabilities and stockholders’ equity	$803,084	$666,239

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